Exhibit 3.36

ARTICLES OF INCORPORATION

QUINCY QUARRIES, INC.

KNOW ALL MEN BY THESE PRESENTS:

That I, Dan Rogers Adams, of Springfield, Kentucky, do hereby form a corporation under the laws of Kentucky.

ARTICLE I. The name of the corporation shall be QUINCY QUARRIES, INC.

ARTICLE II. The objects and purposes for which this corporation is formed and the nature of the business proposed to be transacted and carried on by it is:

To mine, quarry, reduce, treat, prepare for use, transport, and deal in ores, minerals, metals, coal, stone, clay, and raw materials generally, and their products, direct and incidental.

To carry on and conduct in every phase the general contracting and construction business, including the construction of all types and kinds of public works and private works and structures.

To purchase, own, hold, lease and otherwise acquire all real estate or personal property which may be necessary or convenient in the operation of said business and to engage in and do all things incident, necessary or convenient to any of said operations or businesses above set forth.

The foregoing shall be construed both as objects and powers; it being expressly provided that such enumeration of powers is intended to be general and shall not limit or restrict in any manner the powers of the corporation; and it shall exercise all powers granted to corporations under the provisions of Chapter 271, Kentucky Revised Statutes, and other laws in force at this time.

ARTICLE III. The corporation shall have perpetual existence.

ARTICLE IV. The registered office of the corporation shall be at Springfield, Kentucky, and the resident agent is Dan Rogers Adams, Springfield, Kentucky.

ARTICLE V. The total authorized capital stock of the corporation shall be One Hundred Thousand ($100,000.00) Dollars, divided into one thousand (1,000) shares of common stock, each being of equal dignity and of the par value of one hundred ($100.00) dollars each. All of the stock issued and outstanding, at any time, shall have equal privileges, preferences, voting powers, restrictions and qualifications with all other stock then issued and outstanding.

ARTICLE VI. The corporation shall commence business with a paid-in capital of One Thousand ($1,000.00) Dollars. All shares not subscribed for may be issued at such times and upon such terms as the Board of Directors may, from time to time, direct.

ARTICLE VII. The incorporator and the number of shares for which he has subscribed is as follows;

Dan Rogers Adams, Springfield, Kentucky 10 shares

ARTICLE VIII. There shall be three (3) directors elected at the first meeting of the shareholders.

ARTICLE IX. The Board of Directors may adopt bylaws for the corporation and may amend same, from time to time, subject to the power of the shareholders to amend or repeal same.

ARTICLE X. The private property of the shareholders shall not be subject to payment of the debts of the corporation.

IN WITNESS WHEREOF, the said Dan Rogers Adams has subscribed his name this 18 day of November, 1961.

/s/ Dan Rogers Adams

STATE OF KENTUCKY	)
) SCT.
COUNTY OF WASHINGTON	)

I, Helen Mullican, a Notary Public for the State and County a o said, do certify that this day Dan Rogers Adams produced the foregoing Articles of Incorporation before me in my County and acknowledged same to be his act and deed for the purposes therein stated.

Witness my hand and seal this 18 day of November, 1961. My Commission expires the 20 day of May , 1962 .

/s/ Helen Mullican
Notary Public, Washington County, Kentucky

AMENDMENT TO ARTICLES OF INCORPORATION

OF

QUINCY QUARRIES, INC.

Article One of the Articles of Incorporation of Quincy Quarries, Inc. is amended as follows:

ARTICLE ONE         The name of the Corporation shall be:

BOURBON LIMESTONE COMPANY

/s/ Buckner Hinkle
Buckner Hinkle, President

/s/ W. W. Walker
W. W. Walker, Secretary

STATE OF OHIO	)
) SS:
COUNTY OF HAMILTON	)

The undersigned, a Notary Public in and for said state, does hereby certify that on this 7 day of November, 1979, personally appeared H. W. Walker, who, being first duly sworn, declared that he is the secretary of the corporation, that the Amendment to the Articles of Incorporation set forth above was unanimously adopted by the Board of Directors and the Shareholders of the corporation at meetings duly called and held on June 6, 1979, pursuant to proper notice duly given, and that the statements above set forth and set out in the Amendment to the Articles of Incorporation are true.

/s/ John L. Campbell
NOTARY PUBLIC

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STATE OF KENTUCKY	)
) SS:
COUNTY OF BOURBON	)

The undersigned, a Notary Public in and for said state, does hereby certify that an this 14th day of November, 1979, personally appeared Buckner Hinkle, who, being first duly sworn, declared that he is the president of the corporation, that the Amendment to the Articles of Incorporation set forth above was unanimously adopted by the Board of Directors and the Shareholders of the corporation at meetings duly called and held on June 6, 1979, pursuant to proper notice duly given, and that the statements above set forth and set out in the Amendment to the Articles of Incorporation are true.

/s/ Debbie Pridemore
NOTARY PUBLIC

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COMMONWEALTH OF KENTUCKY

OFFICE OF

SECRETARY OF STATE

DREXELL R. DAVIS Secretary	FRANKFORT, KENTUCKY

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

DREXELL R. DAVIS, Secretary of State of the Commonwealth of Kentucky, do hereby certify that Amended Articles of Incorporation of

QUINCY QUARRIES, INC. Changing Name to

BOURBON LIMESTONE COMPANY

amended pursuant to Kentucky Revised Statutes, 2714, 2 8 duly signed and verified or acknowledged according to law, have been filed in my office by said corporation, and that all taxes, fees and charges payable upon the filing of said Articles of Amendment have been paid,

Given under my hand and seal of Office as Secretary of State, at Frankfort, Kentucky, this 19TH day of NOVEMBER, 1979

/s/ Drexell R. Davis
SECRETARY OF STATE

ASSISTANT SECRETARY OF STATE
SECRETARY OF STATE

AMENDMENT TO ARTICLES OF INCORPORATION

OF

QUINCY QUARRIES, INC.

Article One of the Articles of Incorporation of Quincy Quarries, Inc. is amended as follows:

ARTICLE ONE The name of the Corporation shall be:

BOURBON LIMESTONE COMPANY

/s/ Buckner Hinkle
Buckner Hinkle, President

/s/ H.W. Walker
H. W. Walker, Secretary

STATE OF OHIO	)
	)	SS:
COUNTY OF HAMILTON	)

The undersigned, a Notary Public in and for said state, does hereby certify that on this 7th day of November, 1979, personally appeared Buckner Hinkle, who, being first duly sworn, declared that he is the president of the corporation, that the Amendment to the Articles of Incorporation set forth above was unanimously adopted by the Board of Directors and the Shareholders of the corporation at meetings duly called and held on June 6, 1979, pursuant to proper notice duly given, and that the statements above set forth and set out in the Amendment to the Articles of Incorporation are true.

/s/ John L. Campbell
Notary Public

STATE OF KENTUCKY	)
	)	SS:
COUNTY OF BOURBON

The undersigned, a Notary Public in and for said state, does hereby certify that on this 14th day of November, 1979, personally appeared Buckner Hinkle, who, being first duly sworn, declared that he is the president of the corporation, that the Amendment to the Articles of Incorporation set forth above was unanimously adopted by the Board of Directors and the Shareholders of the corporation at meetings duly called and held on June 6, 1979, pursuant to proper notice duly given, and that the statements above set forth and set out in the Amendment to the Articles Incorporation are true.

/s/ Debbie Pridemore
Notary Public
My commission expires March 3, 1983

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

BOURBON LIMESTONE COMPANY

Bourbon Limestone Company, a Kentucky corporation (the “Corporation”), sets forth the following Articles of Amendment to its Articles of Incorporation:

ARTICLE I

The name of the Corporation is: Bourbon Limestone Company.

ARTICLE H

The text of the amendment to the Corporation’s Articles of Incorporation is: A new Article XI shall be added to the Corporation’s Articles of Incorporation which shall read in its entirety as follows:

ARTICLE XI.

Section 1. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of his duties as a director, except for liability (i) for any transaction in which the director’s personal financial interest is in conflict with the financial interests of the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (iii) for any vote for or assent to an unlawful distribution to shareholders as prohibited under KRS 2718.8-330; or (iv) for any transaction from which the director derived an improper personal benefit.

Section 2. The Corporation shall, to the fullest extent permitted by Kentucky law, indemnify any director of the Corporation from and against any and all reasonable costs and expenses (including, but not limited to, attorneys’ fees) and any liabilities (including, but not limited to, judgments, fines, penalties and reasonable settlements) paid by or on behalf of, or imposed against, such person in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including any appeal relating thereto), whether formal or informal, and whether made or brought by or in the right of the Corporation or otherwise, in which such person is, was or at any time becomes a party or witness, or is threatened to be made a party or witness, or otherwise, by reason of the fact that such person is, was or at any time becomes a director of the Corporation or, at the Corporation’s request, a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 3. The indemnification authorized by Section 2 shall not be exclusive of any other right of indemnification which any such person may have or hereafter acquire under any provision of these Articles or. the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise. The

Corporation may take such steps as may be deemed appropriate by the board of directors to provide and secure indemnification to any such person, including, without limitation, the execution of agreements for indemnification between the Corporation and individual directors which may provide rights to indemnification which are broader or otherwise different than the rights authorized by Section 2.

ARTICLE III

The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

ARTICLE IV

The amendment was duly adopted by the Corporation’s board of directors by unanimous written consent dated June 17, 2011 and by the Corporation’s sole shareholder by written consent dated June 17, 2011.

ARTICLE V

(a) There were 400 of the Corporation’s common shares outstanding on June 17, 2011. The sole shareholder of the Corporation’s common shares constituted the only voting group entitled to vote on the amendment. There were 400 votes entitled to be cast by the sole shareholder of the Corporation’s common shares.

(b) The written consent of the sole shareholder dated June 17, 2011 had the effect of a unanimous vote at a meeting. Accordingly, the total number of undisputed votes cast for the amendment was 400. The number of votes cast for the amendment was sufficient to approve and adopt the amendment.

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ARTICLE VI

These Articles of Amendment shall be effective when filed.

Date: June 17, 2011

BOURBON LIMESTONE COMPANY

By:	/s/ Thomas S. Hinkle
Printed Name: Thomas S. Hinkle
Title:	Executive Vice President

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